                                                                   EXHIBIT 10.15



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                                WARRANT AGREEMENT

                                 By and Between

                            THANE INTERNATIONAL, INC.

                                       and

                          PARIBAS CAPITAL FUNDING LLC,


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                            Dated as of June 10, 1999

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

                                WARRANT AGREEMENT

         THIS WARRANT AGREEMENT (as amended, modified and supplemented from time to time, this "Agreement") dated as of June 10, 1999 and entered into by and between THANE INTERNATIONAL, INC., a Delaware corporation (the "Company"), and PARIBAS CAPITAL FUNDING LLC ("PCF" or "Purchaser").


                                   WITNESSETH

         WHEREAS, in connection with the Purchaser making certain loans to the Company on the terms and conditions set forth in the Subordinated Loan Agreement (as hereinafter defined), the Company has agreed to issue and sell to the Purchaser on the date hereof, certain common stock purchase warrants, as hereinafter described (the "Warrants") to purchase initially in the aggregate, 30,000 Class B Shares of the Company, subject to adjustment as set forth herein and the Warrant Certificates (as hereinafter defined), and with all rights and obligations thereto as set forth in the Equityholders Agreement (as hereinafter defined);

         WHEREAS, in connection with the sale of the Warrants, certain parties are entering into the Equityholders Agreement, dated as of June 10, 1999, by and among the Company, the Purchaser and the investors listed therein (as amended, modified and supplemented from time to time, the "Equityholders Agreement").

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

                                   SECTION 1.
                                  DEFINED TERMS

         (a) The following terms when used in this Agreement, including its preamble and recitals, shall have the following meanings:

         "1933 Act" shall mean the Securities Act of 1933, as amended.

         "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Additional Shares" means any Equity Securities issued after the date hereof except (i) Equity Securities issued by the Company on or prior to the Closing Date (and except as otherwise provided in Section 9(b), Equity Securities issued upon the direct or indirect conversion, exchange or exercise of any Equity Securities (including, but not limited to, warrants, options, rights or other convertible or exchangeable securities) issued by the Company on or prior to the Closing Date); provided that any Equity Securities issued in connection with the exercise of the Hay Warrants, the HIG Warrant and/or the PNA Warrant shall be deemed "Additional Shares" and (ii) Common Stock issued upon conversion of one class of Common Stock into another class of Common Stock.

         "Affiliate" shall mean, as applied to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to "control" another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement" shall have the meaning provided in the preamble of this Agreement.

         "Applicable Law" shall mean all provisions of laws, statutes, ordinances, rules, regulations, permits or certificates of any Governmental Authority applicable to such Person or any of its assets or property, and all judgments, injunctions, orders and decrees of all courts, arbitrators or Governmental Authorities in proceedings or actions in which such Person is a party or by which any of its assets or properties are bound.

         "Board" shall have the meaning set forth in Section 9.

         "Business Day" shall mean any day except Saturday, Sunday and any day which in the City of New York shall be a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

         "Call Effective Date" shall mean the date which is the later of (x) the sixth anniversary of the Closing Date and (y) one year after the Put Effective Date.

         "Call Notice" shall have the meaning provided in Section 12(a).

         "Call Option Purchase Price" shall mean, with respect to the right of the Company to purchase any Warrants or Warrant Shares pursuant to any Call Notice delivered under Section 12 hereof, 100% of the Market Price of a Warrant Share as of the Call Repurchase Date, multiplied by the number of Warrants or Warrant Shares subject to the Call Notice, and in the case of Warrants, multiplied by the Warrant Number in effect on the date of delivery of the Call Repurchase Date.

         "Call Repurchase Date" shall have the meaning provided in Section 12(b)(ii).

         "Call Notice" shall have the meaning provided in Section 12(a).

         "Certificate" shall mean the Certificate of Incorporation of the Company, as amended through the date hereof.

         "Change of Control" shall have the meaning provided in the Subordinated Loan Agreement.

         "Class A Shares" shall mean the Company's Class A Voting Common Stock, par value $.0001 per share.

         "Class B Shares" shall mean the Company's Class B Non-Voting Common Stock, par value $.0001 per share.

         "Closing Date" shall mean the initial date of issuance of Warrants under this Agreement.

         "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the 1933 Act.

         "Common Stock" shall mean the Class A Shares, the Class B Shares and any other equity of the Company which is not limited to a fixed sum or stated value in respect of the rights of the holders thereof to participate in dividends or distributions or in the distribution of assets upon any liquidation, dissolution or winding up of the Company or any other securities of the Company into which such Common Stock or such other securities shall be reclassified or changed, including by reason of a merger, consolidation, reorganization or recapitalization.

         "Common Stock Per Share Market Value" shall mean the price per share of Common Stock obtained by dividing (A) the Market Value by (B) the number of shares of Common Stock outstanding (on a Fully-Diluted Basis) at the time of determination.

         "Company" shall have the meaning provided in the preamble of this Agreement.

         "Company Notice" shall have the meaning provided in Section 11(c)(i).

         "Credit Agreement" shall mean the Credit Agreement dated as of June 10, 1999, among the Company, the Banks (as defined in the Subordinated Loan Agreement) and Paribas, as Agent, and as such agreement may, subject to the terms of the Subordinated Loan Agreement, be further amended, supplemented or otherwise modified from time to time, including all related notes, collateral documents and guarantees, entered into in connection therewith, and subject to the Subordinated Loan Agreement, as the same may be amended, modified or supplemented from time to time.

         "Election Notice" shall have the meaning provided in Section 11(d).

         "Equity Securities" shall mean (i) all shares of capital stock of the Company, including all Common Stock, (ii) all securities (debt or equity) convertible into or exchangeable for shares of capital stock of the Company and
(iii) all options, warrants, and other rights to purchase or otherwise acquire from the Company (A) shares of capital stock of the Company or (B) securities convertible into or exchangeable for shares of capital stock of the Company, now or hereafter issued by the Company (including any Equity Securities issued or issuable with respect thereto, whether by dividend, split, combination of shares, recapitalization, merger, consolidation, or other corporate reorganization, or upon conversion or exchange therefor).

         "Equityholders Agreement" shall have the meaning set forth in the recitals hereto.

         "Equivalent Nonvoting Security" shall mean, with respect to any security issued or to be issued by any Person, a security of such Person that is identical in rights and benefits to such first security, except that (a) the equivalent security shall not be entitled to vote on any matter on which holders of voting securities of such Person are entitled to vote, other than as required by Applicable Law or with respect to any amendment or repeal of any provision of the Organizational Documents of such Person or any other agreement or instrument pursuant to which the equivalent security was issued which provision specifically affects such equivalent security, (b) subject to such reasonable restrictions as any affected Regulated Holder may request (including any restriction necessary to prevent the violation by such Regulated Holder of any provision of Applicable Law with respect to its ownership of voting securities), the equivalent security shall be convertible in a one-to-one ratio into the first security and (c) the terms of the equivalent security shall include such provisions requested by any affected Regulated Holder as are reasonable and equitable to ensure that (i) the equivalent security is treated comparably to the first security with respect to dividends, distributions, stock or unit splits, reclassifications, capital reorganizations, mergers, consolidations and other similar events and transactions, (ii) the conversion right provided in clause (b) above is equitably protected and (iii) the acquisition of the equivalent security will not cause such Regulated Holder to violate Applicable Law.

         "Exercise Price" shall have the meaning provided in Section 5.

         "Expiration Date" shall have the meaning provided in Section 5.

         "Fully Diluted Basis" means, as applied to the calculation of the total number of shares of Common Stock outstanding at any time, after giving effect to
(a) all shares of Common Stock outstanding at the time of determination, (b) without duplication, the additional amount of shares of Common Stock that would be issuable if all outstanding rights (other than pursuant to the HIG Warrant, the Hay Warrant and the PNA Warrant), as of the time of calculation to purchase, exchange or convert Equity Securities were exercised (without regard to any conditions, vesting, restrictions or other contingencies to exercise) and (c) the assumption that the Company has redeemed (whether or not in fact such redemption has or will occur) from the HIG Group a number of shares of Common Stock equal to the number of Warrant Shares outstanding as of the date of such calculation.

         "Governmental Authority" means any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States of America or foreign.

         "Hay Warrants" means the warrants to purchase shares of Common Stock issued to William F. Hay and Denise DuBarry Hay on the date hereof as amended, modified or supplemented from time to time.

         "HIG Group" has the meaning specified in the Equityholders Agreement.

         "HIG Warrant" means the warrant to purchase initially 188,679.2 shares of Common Stock issued to HIG Infomercial Company on the date hereof as amended, modified or supplemented from time to time.

         "Holder" means any Purchaser (so long as it holds of record any Warrants or Warrant Shares) and any other registered holder of any of the Warrants or Warrant Shares.

         "Independent Financial Expert" means a nationally recognized investment banking firm (a) that does not (and whose directors, officers, employees and Affiliates do not) have a direct or indirect material financial interest in the Company, (b) that has not been, and, at the time it is called upon to serve as an Independent Financial Expert under this Agreement is not (and none of whose directors, officers, employees or Affiliates is) a promoter, director or officer of the Company, (c) that has not been retained during the preceding two years by the Company for any purpose, and (d) that is otherwise qualified to serve as an independent financial advisor. Any such Person may receive customary compensation and indemnification by the Company for opinions or services it provides as an Independent Financial Expert.

         "Independent Third Party" means any person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Common Stock on a Fully Diluted Basis (a "5% Owner"), who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other persons.

         "Issuance Notice" shall have the meaning provided in Section 17.

         "Market Price" means, with respect to a share of Common Stock on any Business Day:

         (i) if such share of Common Stock is Publicly Traded at the time of determination, the average of the closing prices on such day of the Common Stock on all domestic securities exchanges on which the Common Stock is then listed, or, if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day or, if on any such day the Common Stock is not so listed, the closing sales price on such day of the Common Stock on the NASDAQ National Market System ("NASDAQ-NMS") on which the Common Stock is then listed, or, if there have been no sales on NASDAQ-NMS on such day, the average of the representative bid and asked prices quoted on NASDAQ as of 4:00 P.M., New York time, on such day, or if on any day such security is not quoted on NASDAQ, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 20 days consisting of the day as of which "Market Price" is being determined and the nineteen consecutive trading days prior to such day; or

         (ii) if the Common Stock is not Publicly Traded at the time of determination, the Common Stock Per Share Market Value.

         "Market Value" means the price that would be paid for the entire common equity of the Company on a going-concern basis in an arm's-length transaction between a willing buyer and a willing seller (neither acting under compulsion), using valuation techniques then prevailing in the securities industry (but without giving effect to any discount in respect of a minority interest and giving effect to any value attributed to the rights of the Holders to receive dividends and distributions as provided in Section 10 hereof) and determined in accordance with the Valuation Procedure, and assuming full disclosure and understanding of all relevant information and a reasonable period of time for effectuating such sale. For the purposes of determining the Market Value, (a) the exercise price of options or warrants to acquire Common Stock which are deemed to have been exercised for the purpose of determining the number of shares of Common Stock outstanding on a Fully-Diluted Basis, shall be deemed to have been received by the Company and (b) (i) the liquidation preference or indebtedness, as the case may be, represented by securities which are deemed exercised for or converted into Common Stock for the purpose of determining the number of shares of Common Stock outstanding on a Fully-Diluted Basis and (ii) any contractual limitation in respect of the shares of Common Stock relating to voting rights, shall be deemed to have been eliminated or canceled.

         "NASDAQ" means the National Association of Securities Dealers, Inc., Automated Quotation System.

         "Observer" shall have the meaning provided in Section 14(e).

         "Organizational Documents" means, with respect to any Person, each instrument or other document that (a) defines the existence of such Person, including its articles or certificate of incorporation or certificate of formation, as filed or recorded with an applicable Governmental Authority or (b) governs the internal affairs of such Person, including its bylaws, operating agreement, regulations or partnership agreement, in each case as amended, supplemented or restated.

         "Other Holder" shall have the meaning provided in Section 11(d).

         "PCF" shall have the meaning provided in the preamble of this Agreement.

         "Permitted Transferee" shall mean any "Lender" under and as defined in the Subordinated Loan Agreement or any Affiliate, officer, director, partner or employee thereof, any Affiliate of any Holder or any officer, director, partner or employee of any Holder.

         "Person" or "Persons" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         "PNA Warrant" means the warrant to purchase shares of Common Stock issued to Paribas North America, Inc. on the date hereof as amended, modified or supplemented from time to time.

         "Preemptive Right" shall have the meaning provided in Section 17.

         "Public Offering" shall mean any offering of Common Stock to the public
(i) pursuant to an offering registered under the Securities Act or (ii) through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act (or any similar rule then in effect).

         "Publicly Traded" means, with respect to any security, that such security is (a) listed on a domestic securities exchange, (b) quoted on NASDAQ or (c) traded in the domestic over-the-counter market, which trades are reported by the National Quotation Bureau, Incorporated.

         "Purchaser" shall have the meaning provided in the preamble of this Agreement.

         "Put Effective Date" shall mean the earlier to occur of (i) a Change of Control, (ii) the repayment of at least 75% of the aggregate original principal amount of the Notes (as defined in the Subordinated Loan Agreement), (iii) an Event of Default under the Subordinated Loan Agreement, (iv) the consummation of a Public Offering, and (v) the fifth anniversary of the Closing Date.

         "Put Notice" shall have the meaning provided in Section 11(a).

         "Put Option Purchase Price" shall mean, with respect to the exercise of any option to sell any Warrants or Warrant Shares pursuant to any Put Notice delivered in accordance with Section 11 hereof by any Holder of Warrants or Warrant Shares, the Market Price of a Warrant Share as of the Put Repurchase Date, multiplied by the number of Warrants or Warrant Shares subject to the Put Notice and any Election Notice and in the case of Warrants, multiplied by the Warrant Number in effect on the date of delivery of the Put Notice and any Election Notice.

         "Put Repurchase Date" shall mean, with respect to the exercise of any put option pursuant to Section 11 of this Agreement, a date designated by the Company which is not more than sixty (60) days after the date of receipt by the Company of the Put Notice and any Election Notice relating to the exercise of such put option.

         "Redemption Agreement" means that certain Redemption Agreement, dated as of the date hereof, between HIG Infomercial Company and the Company.

         "Refinancing Agreement" shall mean any "refinancing" of the Subordinated Loan Agreement or any Refinancing Agreement (i.e., borrowing under a different credit agreement in which PCF is not a party and using the proceeds of such borrowing to repay all obligations under such refinanced agreement).

         "Regulated Holder" means any Holder (i) that, directly or indirectly because of its ownership by an entity that is subject to Regulation Y, is subject to the provisions of Regulation Y and (ii) that holds shares of Common Stock or Warrants to purchase shares of Common Stock.

         "Regulation Y" means Regulation Y of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 225 (or any successor to such Regulation).

         "Reorganizations" shall have the meaning provided in Section 9(g).

         "Requisite Holders" means Holders holding Warrants and/or Warrant Shares representing at least a majority of all Warrant Shares issued or issuable upon exercise of Warrants outstanding on the date of determination.

         "Section 14(d) Transaction" shall have the meaning provided in Section 14(d).

         "Subordinated Loan Agreement" means the Senior Subordinated Loan Agreement, dated as of June 10, 1999, among the Company, the Purchaser and the financial institutions party thereto, as amended, amended and restated, supplemented, restructured or otherwise modified from time to time (in whole or in part and without limitation as to terms, conditions or covenants and without regard to the principal amount thereof) and in effect, including all related notes, collateral documents, guaranties, instruments and agreements entered into in connection therewith, and any successive restructurings, renewals, extensions or refinancings thereof.

         "Valuation Procedure" means, with respect to the determination of any amount or value required to be determined in accordance with such procedure, a determination (which shall be final and binding on the Company and the Holders) made (i) by agreement among the Company and the Requisite Holders within 20 days following the event requiring such determination or (ii) in the absence of such an agreement, by an Independent Financial Expert selected in accordance with the further provisions of this definition. If required, an Independent Financial Expert shall be selected within five days following the expiration of the 20-day period referred to above, either by agreement among the Company and the Requisite Holders or, in the absence of such agreement, by lot from a list of four potential Independent Financial Experts remaining after the Company nominates three, the Requisite Holders nominate three, and each side eliminates one potential Independent Financial Expert. The Independent Financial Expert shall be instructed by the Company and the Requisite Holders to make its determination within 20 days of its selection. The fees and expenses of an Independent Financial Expert selected hereunder shall be paid by the Company unless the Independent Financial Expert's determination pursuant to the Valuation Procedure is within 10% of the amount proposed by the Company in connection with the Valuation Procedure and not agreed to by the Requisite Holders, in which case such fees and expenses shall be paid 50% by the Holders (on a pro rata basis) participating in the transaction to which the determination relates and 50% by the Company.

         "Warrant Certificates" shall have the meaning provided in Section 2.

         "Warrant Documents" means this Agreement, the Subordinated Loan Agreement, the Warrant Certificates, the Redemption Agreement and the Equityholders Agreement.

         "Warrant Number" shall have the meaning provided in Section 9.

         "Warrant Shares" means (a) the shares of Common Stock issued or issuable upon exercise of a Warrant in accordance with Section 5 or upon exchange of a Warrant in accordance with Section 5 and shares of Common Stock issuable upon a future exercise or exchange for such securities, (b) all other securities or other property issued or issuable upon any such exercise or exchange in accordance with this Agreement and (c) any securities of the Company distributed with respect to, or issued upon the conversion of, the securities referred to in the preceding clauses (a) and (b).

         "Warrants" shall have the meaning provided in the recitals of this Agreement.

                                   SECTION 2.
                         SALE AND ISSUANCE OF WARRANTS;
                                 WARRANT SHARES

         The Company hereby sells to each Purchaser and each Purchaser hereby purchases from the Company, subject to the conditions and restrictions contained in this Agreement and in reliance on the representations and warranties of the Company contained herein and in the Subordinated Loan Agreement, the Warrants for good and valuable consideration, receipt of which is hereby acknowledged. The Company will issue and deliver on the date hereof certificates evidencing the Warrants (the "Warrant Certificates") in accordance with Section 3.17 of the Subordinated Loan Agreement. Warrant Certificates shall be dated the date of issuance by the Company. Each Warrant to be issued on the date hereof under this Agreement shall entitle the Holder thereof to exercise such Warrant for one Class B Share and all Warrants to be issued on the date hereof under this Agreement shall entitle the Holders thereof to exercise such Warrants for Class B Shares that will represent 3% of all shares of Common Stock, on a Fully Diluted Basis, on the date hereof.

                                   SECTION 3.
                       EXECUTION OF WARRANT CERTIFICATES;
                   MUTILATED OR MISSING WARRANT CERTIFICATES

         Warrant Certificates shall be signed on behalf of the Company by its President or a Vice President. Each Warrant Certificate shall also be manually signed on behalf of the Company by its Secretary or an Assistant Secretary.

         In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company shall, upon request of the Holder of any such Warrant Certificate, issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate.

                                   SECTION 4.
                   REGISTRATION/RESERVATION OF WARRANT SHARES

         The Company shall number and register the Warrant Certificates in a register as they are issued. The Company may deem and treat the registered Holders of the Warrant Certificates as the absolute owners thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes and shall not be affected by any notice to the contrary. The Warrants shall be registered initially in such name or names as the Purchaser shall designate.

         The Company shall at a times reserve and keep available shares of each class of Common Stock, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants and the subsequent conversion of such Warrant Shares, the maximum number of Class A Shares and Class B Shares which may then be deliverable upon the exercise of all outstanding options, warrants (including the Warrants) or other securities convertible into or exchangeable for Common Stock.

         The Company covenants that all Warrant Shares and other equity interests issued upon exercise of Warrants or upon conversion of Warrant Shares will, upon payment of the Exercise Price therefor (in the case of an exercise of Warrants) and issue thereof, be validly authorized and issued, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

         If and so long as any outstanding Common Stock may be listed on any securities exchange in the United States or quoted NASDAQ, the Company shall use its best efforts to cause all reserved Warrant Shares to be listed or quoted on each such exchange upon official notice of issuance upon such exercise.

                                   SECTION 5.
                         WARRANTS; EXERCISE OF WARRANTS

         Subject to the terms of this Agreement, each Holder shall have the right, which may be exercised at any time or from time to time until 5:00 p.m., New York time, on June 10, 2009 (the "Expiration Date") to receive from the Company the number of fully paid Warrant Shares which the Holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares. Each Warrant not exercised prior to 5:00 p.m., New York time, on the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time; provided that the occurrence of the Expiration Date shall not relieve the Company of any obligation to any Holder which arose pursuant to the terms of this Agreement prior to such date.

         The price at which each Warrant shall be exercisable (as such price may be adjusted from time to time, in accordance with the terms hereof, the "Exercise Price") shall initially be $.0001 per Warrant Share. Each class of the Common Stock shall have a par value of no greater than the effective Exercise Price.

         A Warrant may be exercised upon surrender to the Company at its address set forth on the signature pages hereto of the Warrant Certificate or Warrant Certificates to be exercised with the form of election to purchase attached thereto duly completed and signed, and upon payment to the Company of the Exercise Price for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price may be made, at the option of the applicable Holder, (i) by cash, certified or bank cashier's check or wire transfer, (ii) by surrendering to the Company the number of Warrants which, when exercised, would entitle the Holder thereof to that number of Warrant Shares which is equal to (A) such aggregate Exercise Price divided by (B) the excess of (x) the product of the number of Warrant Shares which may be purchased with one Warrant, multiplied by the Market Price per Warrant Share minus (y) the Exercise Price, (iii) by surrendering to the Company the number of shares of Common Stock which is equal to (A) such aggregate Exercise Price divided by (B) the Market Price per share of Common Stock or (iv) any combination of the foregoing.

         Subject to the provisions of Sections 6 and 8, upon such surrender of Warrants and payment of the Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as such Holder may designate a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants (and such other consideration as may be deliverable upon exercise of such Warrants) together with, at the sole option of the Holder, cash for fractional Warrant Shares as provided in Section 7. Such certificate or certificates shall be deemed to have been issued and the Person so named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and the purchase form attached thereto and payment of the Exercise Price, irrespective of the date of delivery of such certificate or certificates for Warrant Shares.

         Upon receipt by the Company of such Warrant and such purchase form attached thereto, together with the Exercise Price, at the office of the Company, in proper form for exercise, the Holder thereof shall be deemed to be the holder of record of the shares of Common Stock specified in such purchase form, notwithstanding that the transfer books of the Company shall then be closed or that certificates (if any) representing the Warrant Shares shall not then be actually delivered to the Holder.

         Each Warrant shall be exercisable, at the election of the Holder thereof, either in full or from time to time in part and, in the event that a Warrant Certificate is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued and delivered pursuant to the provisions of this Section 5 and of
Section 2.

         All Warrant Certificates surrendered upon exercise of Warrants shall be canceled and disposed of by the Company. The Company shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its office.

                                   SECTION 6.
                                PAYMENT OF TAXES

         The Company will pay all taxes and other governmental charges (including all documentary stamp taxes, but excluding all foreign, federal, state or local income taxes payable by a Holder) in connection with the issuance or delivery of the Warrants hereunder, including all such taxes attributable to the initial issuance or delivery of Warrant Shares upon the exercise of Warrants and payment of the Exercise Price. The Company shall not, however, be required to pay any tax that may be payable in respect of any subsequent transfer of the Warrants or any transfer involved in the issuance and delivery of Warrant Shares in a name other than that in which the Warrants to which such issuance relates were registered, and, if any such tax would otherwise be payable by the Company, no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax, or it is established to the reasonable satisfaction of the Company that any such tax has been paid.

                                   SECTION 7.
                              FRACTIONAL INTERESTS

         The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 7, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall, at the Holder's option, pay an amount in cash equal to the Market Price of the Warrant Share so issuable multiplied by such fraction.

                                   SECTION 8.
                         LIMITATIONS ON CERTAIN HOLDERS

         Notwithstanding anything in this Agreement or any Warrant Certificate to the contrary, no Regulated Holder and no transferee of such Regulated Holder, may exercise the Warrants for a number of Warrant Shares which would permit such Regulated Holder, together with its Affiliates and transferees, to own or control a number of Warrant Shares greater than that permitted by Applicable Law including, without limitation, Regulation Y.

                                   SECTION 9.
                             ADJUSTMENT OF NUMBER OF
                   WARRANT SHARES ISSUABLE AND EXERCISE PRICE

         The number of Warrant Shares issuable upon the exercise of each Warrant (the "Warrant Number") is initially one. The Warrant Number is subject to adjustment from time to time upon the occurrence of any event enumerated in, or as otherwise provided in, this Section 9.

         (a)      Adjustment for Change in Equity. If the Company:

         (i) subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares of capital stock or declares a stock dividend on its Common Stock in shares of its capital stock (whether Additional Shares or capital stock of another class);

         (ii) combines or reclassifies its outstanding shares of Common Stock into a smaller number of shares; or

         (iii) issues, by reclassification of its Common Stock, any capital stock;

then the Warrant Number in effect immediately prior to such action shall be adjusted so that the Holder of any Warrant thereafter exercised may receive, at no additional cost to such Holder, the aggregate number and kind of shares of capital stock of the Company which it would have owned immediately following such action if such Warrant had been exercised immediately prior to such action. The adjustment shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification and shall become effective immediately after the record date in the case of a dividend. Such adjustment shall be made successively whenever any event listed above shall occur. If, as a result of an adjustment made pursuant to this paragraph, the Holder of any Warrant thereafter exercised shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company (the "Board") shall in good faith determine the allocation of each adjusted Exercise Price between or among shares of such classes of capital stock, which shall be reasonably approved by the Requisite Holders.

         (b) Additional Issuance. If the Company at any time on or after the date hereof shall issue or be deemed to have issued (x) any Additional Shares that are Common Stock at a price less than the Market Price per share of Common Stock determined immediately prior to such issuance or sale, or (y) any Additional Shares that are any other type of Equity Security, and the price per share of Common Stock for which one share of Common Stock is issuable upon the exercise, conversion or exchange of such other Equity Security is less than the Market Price per share of Common Stock in effect immediately prior to the time of the issuance of such other Equity Securities, the Warrant Number after such issuance shall be determined by multiplying the Warrant Number by a fraction,
(i) the denominator of which shall be the number of shares of Common Stock on a Fully Diluted Basis immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration to be received by the Company for the total number of such Additional Shares issued or issuable in connection with the conversion or exercise of such other Equity Securities (including the issue price of any such other Equity Securities) would purchase at the Market Price for such shares of Common Stock immediately prior to such issuance and (ii) the numerator of which shall be the number of shares of Common Stock on a Fully Diluted Basis immediately after such issuance; provided, that with respect to the issuance of Equity Securities that are exercisable or convertible into Additional Shares at an exercise or conversion price less than the Market Price and after the corresponding adjustment to the Warrant Number provided for in the sentence immediately preceding this proviso is effected, the Warrant Number shall not be successively adjusted under this Section 9(b) upon the exercise or conversion of such Equity Securities (except as a result of a change described in the following provisos); and provided, further, with respect to any adjustment made pursuant to this Section 9(b) upon the issuance of any Equity Securities which are exercisable, convertible or exchangeable for Additional Shares, notwithstanding the foregoing proviso, if such other Equity Securities by their terms or by amendment, waiver or otherwise provide, with the passage of time or otherwise, for any decrease in the consideration payable to the Company, or increase in the number of Additional Shares issuable, upon the exercise, conversion or exchange thereof, the Warrant Number, as adjusted pursuant to this Section 9(b), shall, upon any such increase or decrease becoming effective, be recomputed in a manner consistent with this Section 9(b) to reflect such increase or decrease, provided however that if the terms of any warrant, option or convertible security for shares of Common Stock which was outstanding as of the Closing Date are changed in the manner described above, then such warrant, option or convertible security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No readjustment pursuant to the immediately preceding sentence, shall have the effect of decreasing the Warrant Number (or increasing the Exercise Price in connection with any corresponding adjustment made under Section 9(k)) by an amount in excess of the amount of the adjustment initially made in respect of the issuance of such other Equity Securities (calculated by adjusting the amount of such readjustment to account for all adjustments made to the Warrant Number (and Exercise Price) after the date of the initial adjustment). Shares of Common Stock owned by or held for the account of the Company or any subsidiary on such date shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be effective immediately after such issuance. Such adjustment shall be made successively whenever any such event shall occur. If the Company at any time shall issue two or more securities as a unit and one or more of such securities shall be Additional Shares or other Equity Securities subject to this subsection
(b), the consideration allocated to each such security shall be determined in good faith by the Board and reasonably approved by the Requisite Holders.

         (c) Distribution of Evidences of Indebtedness or Assets. If the Company at any time shall fix a record date for the making of a distribution to the holders of its Common Stock or other class of common equity (including any such distribution to be made in connection with a consolidation or merger in which the Company is to be the continuing corporation or limited liability company) of evidences of its indebtedness or assets (excluding dividends paid in or distributions of Company capital stock for which the Warrant Number shall have been adjusted pursuant to subsection (a) of this Section 9 or dividends or distributions which have been paid to the Holder pursuant to Section 10) the Warrant Number after such record date shall be determined by multiplying the Warrant Number immediately prior to such record date by a fraction, of which the denominator shall be the Market Price per share of Common Stock on such record date, less the fair market value (as determined in good faith by the Board and described in a statement mailed by certified mail to each Holder) of the portion of the assets or evidences of indebtedness to be distributed to a holder of one share of Common Stock and the numerator shall be such Market Price per share of Common Stock, including the value of such distribution. Such adjustment shall become effective immediately after such record date. Such adjustment shall be made whenever such a record date is fixed; and in the event that such distribution is not so made, the number of Warrant Shares purchasable hereunder shall again be adjusted to be the number that was in effect immediately prior to such record date. It being understood and agreed that the amount of any such distribution payable to any single holder of Warrants or Warrant Shares for which the Warrant Number is adjusted pursuant to the clause (c) shall itself be adjusted so as to give effect to the assumption that the Company has redeemed (whether or not in fact such redemption has or will occur) from the HIG Group a number of shares of Common Stock equal to the number of Warrant Shares outstanding as of the date of such distribution.

         (d) Consideration Received. For purposes of any computation respecting consideration received pursuant to subsections (b) and (c) of this
Section 9, the following shall apply:

         (i) in the case of an issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash (without any deduction being made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith);

         (ii) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof (irrespective of the accounting treatment thereof) as determined in accordance with the Valuation Procedure; and

         (iii) in the case of the issuance of other Equity Securities, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, to be received by the Company upon the conversion, exchange or exercise thereof (the consideration in each case to be determined in the same manner as provided in clauses (i) and (ii) of this subsection).

         (e) When De Minimis Adjustment Deferred. No adjustment in the Warrant Number need be made unless the adjustment would require an increase or decrease of at least one tenth of one percent in the Warrant Number. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment, provided that no such adjustment shall be deferred beyond the date on which a Warrant is exercised. All calculations under this
Section 9 shall be made to the nearest 1/10th of a share.



         (f) Notice of Adjustment. Whenever the Warrant Number is adjusted, the Company shall provide the notices required by subsection 14(a) hereof. Whenever the Warrant Number is required to be adjusted, as herein provided, the Company shall mail by first class, postage prepaid, to each Holder, notice of such adjustment or adjustments and a certificate of a firm of nationally recognized independent public accountants selected by the Board (who may be the regular accountants employed by the Company) setting forth the Warrant Number after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

         (g) Reorganizations. In case of any capital reorganization, other than in the cases referred to in subsections 9(a), (b) or (c) hereof, or the consolidation or merger of the Company with or into another Person (other than a merger or consolidation in which the Company is the surviving entity and which does not result in any reclassification of the outstanding shares of Common Stock into shares of other stock or other securities or property), or the sale of all or substantially all of the property or assets of the Company other than in the cases referred to in Subsections 9(a), (b) or (c) hereof (collectively, such actions being hereinafter referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of any Warrant (in lieu of the number of Warrant Shares theretofore deliverable) the number of shares of stock, units, membership or partnership interests or other securities or property to which a Holder of the number of Warrant Shares that would otherwise have been deliverable upon the exercise of such Warrant, would have been entitled upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board, whose determination shall be described in a duly adopted resolution certified by the Company's Secretary or Assistant Secretary, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other securities or property thereafter deliverable upon exercise of Warrants. The Company shall not effect or permit any such Reorganization unless (i) the successor entity resulting from such Reorganization or the Person purchasing such assets is a corporation duly organized and validly existing under the laws of a state of the United States and (ii) prior to or simultaneously with the consummation of such Reorganization the successor entity (if other than the Company) resulting from such Reorganization or the Person purchasing such assets shall expressly assume, by a supplemental Warrant Agreement or other acknowledgment executed and delivered to the Holder(s) in a form substantially similar hereto, the obligation to deliver to each such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase, and all other obligations and liabilities under this Agreement. No non-cash distributions of Equity Securities shall be made to a Regulated Holder or its Affiliate or transferee which would cause such Regulated Holder, Affiliate or transferee to be in violation of any Applicable Law.

         (h) Form of Warrants. Irrespective of any adjustments in the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrant Certificates initially issuable pursuant to this Agreement.

         (i) Adjustments in Other Securities. If as a result of any event or for any other reason, any adjustment is made which increases the number of shares of Common Stock issuable upon conversion, exercise or exchange of, or in the conversion or exercise price or exchange ratio applicable to, any Equity Securities outstanding on the Closing Date, then a corresponding adjustment shall be made hereunder to adjust the number of shares of Common Stock issuable upon exercise of the Warrants, but only to the extent that no such adjustment has been made pursuant to subsection 9(a), (b) or (c) with respect to such event or for such other reason.

         (j) Other Dilutive Events. If any company action shall occur as to which the provisions of this Section 9 are not strictly applicable but as to which the failure to make any adjustment would adversely affect the purchase rights or value represented by the Warrants in accordance with the essential intent and principles of this Section 9 (which are to place the Holder in a position as nearly equal as possible to the position the Holder would have occupied had the Holder purchased shares of Common Stock on the date hereof (and holders of Class A Shares and Class B Shares are to be treated equally except with respect to voting rights)) then, in each such case, the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Company) to give their written advice upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 9, necessary to preserve, without dilution, the purchase rights represented by Warrants. Upon receipt of such written advice, the Company will promptly mail a copy thereof to Holders and will make the adjustments described therein.

         (k) Exercise Price Adjustment. Whenever the Warrant Number is adjusted as herein provided, the Exercise Price payable upon exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the Warrant Number immediately prior to such adjustment, and of which the denominator shall be the Warrant Number immediately thereafter.

         (l) Dissolution, Liquidation or Winding Up. Notwithstanding any other provision of this Agreement, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, each Holder shall be entitled to share, with respect to the Warrant Shares issuable upon exercise of the Holder's Warrants, equally and ratably in any cash or non-cash distributions payable to holders of Common Stock, less the aggregate Exercise Price payable upon the exercise of such Warrants. The Company shall give notice to each Holder at the earliest practicable time (and, in any event, not less than 20 days before the date of such dissolution, liquidation or winding-up, as the case may
be) and each Holder of outstanding Warrants shall be entitled to share equally and ratably in any cash or noncash distributions payable to holders of Common Stock. In case of any such voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall hold in escrow any funds or other property which a Holder is entitled to receive in respect of such Holder's Warrant Shares at the time of any distribution. No such Holder will be entitled to receive payment of any such distribution until such Holder has surrendered the Warrant Certificates evidencing such Warrant to the Company. From and after such voluntary or involuntary dissolution, liquidation or winding up with respect to the Company, all rights of the Holders, except the right to receive such distribution, without interest, upon the surrender of the Warrant Certificates, shall cease and terminate and such Warrants shall not thereafter be transferred (except with the consent of the Company) and such Warrants shall not be deemed to be outstanding for any other purpose whatsoever. For the purposes of this Agreement, neither the voluntary sale, lease, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Company, nor the consolidation or merger of the Company with one or more other corporations, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, with respect to the Company. Further, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amount of distribution payable to the holders of Warrants or Warrant Shares pursuant to this clause (1) shall be adjusted immediately prior to any such distribution so as to give effect to the assumption that the Company has redeemed (whether or not in fact such redemption has or will occur) from the HIG Group a number of shares of Common Stock equal to the number of Warrant Shares outstanding as of the date of such distribution.

         (m) Miscellaneous. In the event that at anytime, as a result of an adjustment made pursuant to this Section 9, the Holders shall become entitled to purchase any securities of the Company other than, or in addition to, Common Stock, thereafter the number or amount of such other securities so purchasable upon exercise of each Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 9, and the provisions of Sections 5, 6, 7 and 8 with respect to the Warrant Shares or the Common Stock shall apply on like terms to any such other securities.

         (n) Regulated Holders. If, in the opinion of any Regulated Holder, the receipt by such Regulated Holder of Warrant Shares (or any security included therein) upon any exercise or exchange pursuant to this Section 9 or the receipt of any dividend or distribution pursuant to Section 10 would cause such Regulated Holder to violate any provision of Applicable Law with respect to its ownership of securities of the Company, then at the option of such Holder, (i) the Company shall cooperate with such Regulated Holder in any efforts by such Regulated Holder to dispose of some or all of such securities in a prompt and orderly manner, including providing (and authorizing such Regulated Holder to provide) financial and other information concerning the Company to any prospective purchaser of such securities sufficient in the written opinion of counsel to such Regulated Holder (which may be internal counsel) needed to prevent such exercise or exchange or the receipt of such dividend or distribution from causing the ownership of the equity or voting securities of such Regulated Holder to exceed the quantity of such equity as such Regulated Holder is permitted under Applicable Law to own or (ii) the Company will use its best efforts (including using its best efforts to cause its Certificate to be amended) to create an Equivalent Nonvoting Security with respect to Warrant Shares (or any such security included therein) which would not cause the Regulated Holder to violate any provision of Applicable Law, and such Regulated Holder shall be entitled to receive upon such exercise or exchange, in lieu of such number (as it shall specify) of shares of Common Stock or other Warrant Shares (or any such security included therein) otherwise receivable by such Regulated Holder, the same number of shares or other units of such Equivalent Nonvoting Security.

                                   SECTION 10.
               PAYMENTS IN RESPECT OF DIVIDENDS AND DISTRIBUTIONS

         If the Company pays any dividend or makes any distribution (whether in cash, property or securities of the Company) payable to the holders of Common Stock, then the Company shall simultaneously pay to each Holder of Warrants, other than to any Holder of Warrants delivering a written notice to the Company within 10 Business Days of the notice delivered to such Holder pursuant to Section 14(d) hereof, an amount equal to the dividend or distribution which would have been paid to such Holder on the Warrant Shares receivable upon the exercise in full of such Warrant had such Warrant been fully exercised immediately prior to the record date for such dividend or distribution (and any Class B Share had been immediately converted into a Class A Share) or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividend or distribution are to be determined; provided however, that in the event the receipt by any Holder of any such asset distribution would result in a violation of Applicable Law applicable to such Holder, such Holder shall be entitled to receive an amount of cash in lieu of such asset distribution equal to the value (determined in accordance with the Valuation Procedure) of the asset distribution which would otherwise be received by such Holder. It being understood and agreed that the amount of any such distribution payable to any single holder of Warrants or Warrant Shares shall be adjusted so as to give effect to the assumption that the Company has redeemed (whether or not in fact such redemption has or will occur) from the HIG Group a number of shares of Common Stock equal to the number of Warrant Shares outstanding as of the date of such distribution.

                                   SECTION 11.
                               HOLDERS' PUT RIGHTS

         (a) Granting of Put. Put Option Purchase Price. Subject to the limitations set forth herein, at any time or from time to time, after the Put Effective Date but on or before the Expiration Date, any Holder, upon written notice to the Company (a "Put Notice"), shall be entitled to sell, and the Company shall be obligated to purchase from such Holder (and any Other Holder that delivers an Election Notice pursuant to Section 11 (d) hereof), all or any portion of the Warrants and/or Warrant Shares held by any such Holder (or Other Holder) at the Put Option Purchase Price.

         (b) Put Notice. Each Put Notice delivered pursuant to Section 11(a) shall specify:

         (i) the name of the Holder of Warrants and/or Warrant Shares delivering such Put Notice:

         (ii)     that such Holder is exercising its option, pursuant to this
     Section 11, to sell the Warrants and/or Warrant Shares held by such Holder; and

         (iii) the number of, and a description of, the Warrants and/or Warrant Shares being tendered, including a statement, to the extent relevant, of

                  (1) the number of Warrant Shares sought to be sold by such Holder that were issued upon the exercise of any Warrant; and

                  (2) the total number of Warrants sought to be sold by such Holder that have not been exercised or canceled.

         (c)      Company Notices.

         (i) The Company, within thirty (30) days of receipt of such Put Notice, shall deliver to each Holder, a notice (i) specifying the Put Repurchase Date and (ii) stating the type, number and percentage (determined on a Fully-Diluted Basis) of the Warrants and Warrant Shares which are and will be held by each such Other Holder both before and after the Put Repurchase Date, respectively (assuming no Other Holder elects to sell all or any portion of the Warrants and/or Warrant Shares held by such Other Holder) (the "Company Notice").

         (ii) The Company, not less than ten (10) days prior to the Put Repurchase Date, shall deliver to the Holder or Holders exercising its or their put option pursuant to this Section 11, a notice containing a detailed calculation of the Put Option Purchase Price with respect to the Warrants and/or Warrant Shares which are to be so repurchased from such Holder.

         (d) Election Notice. Any Holder of Warrants and/or Warrant Shares other than the Holder delivering the related Put Notice ("Other Holder"), within 10 days of receipt of the Company Notice, upon written notice to the Company specifying the items described in Section 11(b) of this Agreement ("Election Notice"), shall be entitled to sell, and the Company shall be required to purchase from such Holder, all or any portion of the Warrants and/or Warrant Shares held by such Holder at the Put Option Purchase Price.

         (e) Obligation to Purchase Warrant Shares. The Company shall be obligated to purchase all of such Holder's, Holders', Other Holder's or Other Holders' (as the case may be) Warrants and/or Warrant Shares which are the subject of such Put Notice or Election Notice, as the case may be, and shall pay the Put Option Purchase Price with respect to the exercise of the put option which is the subject of each such Put Notice or Election Notice, as the case may be, payable to such Holder or Holders or Other Holder or Other Holders in immediately available funds, on the Put Repurchase Date with respect to such Put Notice or Election Notice, as the case may be, against delivery by such Holder or Holders or Other Holder or Other Holders of any and all certificates or other instruments evidencing the Warrants and/or Warrant Shares which are the subject of such Put Notice or Election Notice, as the case may be, free and clear of all liens, claims and encumbrances and together with appropriate instruments of transfer or assignment duly endorsed in blank.

         (f) Termination of Put. The provisions of this Section 11 shall terminate upon the consummation of a Qualified Public Offering.

                                   SECTION 12.
                              SPECIAL RIGHT OF CALL

         (a) Granting Call: Price. At any time after the Call Effective Date but before the earlier of (x) the Expiration Date and (y) the date of a Public Offering, the Company may give written notice to any Holder of Warrants and/or Warrant Shares (a "Call Notice") of its intention to repurchase all, but not less than all, of the Warrants and Warrant Shares then held by each Holder, at the Call Option Purchase Price, provided however that no Call Notice to a holder may be given at any time after a Put Notice has been delivered to the Company until the Company has satisfied all of its obligations under Section 11 with respect thereto.

         (b)      Call Notice. The Call Notice shall:

         (i) state the number of Warrants and/or Warrant Shares that the Company intends to purchase pursuant to this Section 12 from the Holders who received such Call Notice;

         (ii) specify the date on which the Company will repurchase the Warrants and/or Warrant Shares of each such Holder, which date shall be not more than sixty (60) days from the date of delivery of the Call Notice (the "Call Repurchase Date"); and

        (iii) contain a reasonably detailed calculation of the Call Option Purchase Price and the Market Price with respect to the Warrant Shares.

         (c) Obligation to Call. The Call Notice having been so given to each such Holder, the Company shall be obligated to purchase the number of Warrants and/or Warrant Shares specified in the Call Notice with respect to each Holder, and shall pay the Call Option Purchase Price, payable to each such Holder in immediately available funds, on the Call Repurchase Date, and each such Holder shall be obligated to deliver to the Company in exchange therefore, any and all certificates or other instruments evidencing its respective repurchased Warrants and/or Warrant Shares, free and clear of all liens, claims and encumbrances and together with appropriate instruments of transfer or assignment duly endorsed in blank.

         (d)      Recapture Provisions Upon Call.

         (i) If the Company purchases Warrants or Warrant Shares pursuant to this Section 12 and subsequently, at any time up to the date nine (9) months after the completion of such purchase (the "Resale Date"):

                  there occurs:

                  (1) a sale of assets or equity, reorganization, recapitalization or other transaction the result of which is that following such sale, reorganization, recapitalization or other transaction, there shall be a Change of Control, whether in one or a series of transactions; or

                  (2) a sale of all or substantially all of the Company's assets; or

                  (3)      a Public Offering; or

                  (4)      a liquidating dividend or distribution; or

                  (5) an issuance or sale of equity to an unaffiliated third party or group of such parties in one or a series of transactions;

and the consideration involved in such sale, reorganization, recapitalization or other transaction reflects a Warrant Share value which is greater, on a per Warrant Share basis, than the Market Price of a Warrant Share used to determine the Call Option Purchase Price, then the Company shall remit to the Holders from whom such Warrants and Warrant Shares were repurchased an amount equal to the product of:

                  (x)      the difference of:

                           (i)      the actual fair market value of the
                                    consideration (less transaction expenses) on a per Warrant Share basis involved in such subsequent sale, reorganization, recapitalization or other transaction; less

                           (ii) the Market Price of a Warrant Share used to determine the Call Option Purchase Price;

                           multiplied by

                  (y) the number of Warrants or Warrant Shares purchased by the Company pursuant to this Section 12; multiplied by

                  (z) in the case of repurchased Warrants, the Warrant Number in effect as of the date of delivery of the Call Notice,

pro rata according to the quantity of the Warrants and Warrant Shares sold by such Holders.

         (ii) If all or any portion of the consideration involved in any sale, reorganization, recapitalization, liquidation or other transaction described in Section 12(d)(i) hereof is non-cash consideration, a determination of the value of such consideration shall be made by the Valuation Procedure.

         (e) Termination of Call. The provisions of this Section 12 shall terminate upon the consummation of a Public Offering.

                                   SECTION 13.
                         REPRESENTATIONS AND WARRANTIES

         The Company hereby represents and warrants to the Holders that the representations and warranties contained in the Subordinated Loan Agreement (including, without limitation, those representations and warranties incorporated by reference therein as though specifically set forth therein) are incorporated by reference herein and are true and correct as of the date hereof.

                                   SECTION 14.
                                    COVENANTS

         (a)      Notices of Certain Actions. In the event that the Company:

         (i) shall have authorized the issuance of rights or warrants to subscribe for or purchase capital stock of the Company since the last notice delivered pursuant to this Section 14(a)(i) or the date hereof, whichever is later, or of any other subscription rights or warrants to purchase capital stock to holders of any type of capital stock of the Company since the last notice delivered pursuant to this Section 14(a)(i) or the date hereof, whichever is later; or

        (ii) shall authorize a dividend or other distribution of evidences of its indebtedness, cash or other property or assets to holders of any type of capital stock of the Company; or

         (iii) proposes to become a party to any consolidation or merger for which approval of any Stockholders of the Company will be required, or to a conveyance or transfer of all or substantially all of the properties and assets of the Company or of any capital reorganization or reclassification or change of any type of capital stock of the Company; or

         (iv) commences a voluntary or involuntary dissolution, liquidation or winding up;

         (v)      commences a Public Offering; or

         (vi)     fails to comply with the provisions of this Agreement; or

         (vii) proposes to take any other action which would require an adjustment pursuant to Section 9; or

          (viii) proposes any refinancing of the Credit Agreement, the Subordinated Loan Agreement or any Refinancing Agreement; or

          (ix) sends any notice or information to the holders of Common Stock of the Company or the Company becomes aware of any potential Change of Control or any other event which is reasonably likely to give rise to the application of Section 12(d);

then the Company shall provide a written notice to each Holder stating (i) the date as of which the holders of record of capital stock are to be entitled to receive any such dividends, distributions, rights or warrants to subscribe for or purchase capital stock of the Company, (ii) the record date of such dividend or other distribution of evidence of its indebtedness, cash or other property or assets, (iii) the material terms of any such consolidation or merger and the expected effective date thereof, and the material terms of any such conveyance or transfer, and the date on which any such conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of capital stock will be entitled to exchange their capital stock for securities or other property, if any, deliverable upon such reclassification, conveyance, transfer, dissolution, liquidation or winding up, (iv) the material terms of any such public offering (including a copy of any prospectus, registration statement or offering statement) and the expected effective date thereof, (v) the nature of the lack of compliance, any corrective action taken and any rights or remedies which such lack of compliance has bestowed on the Holders, (vi) a notice as is required by Section 9(f), (vii) a copy of such notice sent to any of the holders of Common Stock of the Company with respect to any such potential Change of Control and (viii) the material terms of any refinancing of any of the Credit Agreement, the Subordinated Loan Agreement or any Refinancing Agreement (including delivery of the definitive credit documents to be executed in connection therewith together with any other information reasonably requested by any Holder of Warrants and/or Warrant Shares) and the expected effective date thereof. Such notice shall be given not later than ten (10) Business Days prior to the effective date (or the applicable record date, if earlier) of such event.

         (b) Financial Statements and Reports. The Company shall furnish, without duplication, to each Holder the information described in Sections 5.01(a) through (l) of the Subordinated Loan Agreement and such other information relating to the Company and its subsidiaries and their operations and financial condition as any Holder shall reasonably request.

         (c) Information Rights and Access Rights. Each Holder shall have the right, whether or not such Holder has exercised or exchanged any Warrants, to receive lists of stockholders or other information respecting the Company and its subsidiaries as such Holder shall reasonably request, to inspect the books and records of the Company and its subsidiaries and to visit the properties of the Company and its subsidiaries, and to discuss the affairs, finances and accounts of the Company or its subsidiaries with, and be advised as to the same, by its and their officers. Nothing contained in this Agreement shall be construed as conferring upon any Holder, prior to its exercise of any Warrant, the right to vote or to consent or to receive notice as stockholders in respect of any meetings of stockholders or the election of directors of the Company or any other matter regarding the Company, or any rights whatsoever as stockholders of the Company, except as expressly provided hereunder or under Applicable Law.

         (d)      Regulated Holders.

         (i) Notwithstanding any other provision of this Agreement to the contrary, except as provided in this subsection 14(d), without the prior written consent of any Regulated Holder, the Company shall not, directly or indirectly, redeem, purchase or otherwise acquire, convert or take any action (including any amendment to the Certificate) with respect to the voting rights of, or undertake any other action or transaction (including any merger, consolidation or recapitalization) affecting, any shares of its capital stock or other voting securities if the result of the foregoing would be to cause the ownership of the capital stock of the Company by such Regulated Holder, or the ownership of voting securities of the Company (or any class thereof) by such Regulated Holder, to exceed the quantity of such capital stock or voting securities (or any class thereof) that such Regulated Holder is permitted under Applicable Law to own. Any action or transaction referred to in the preceding sentence shall be referred to herein as a "Section 14(d) Transaction". If the Company proposes to undertake any action or transaction which could constitute a Section 14(d) Transaction, it shall provide the Holders at least 15 days prior written notice thereof. If, in the written opinion of counsel to any Regulated Holder (which may be internal counsel) delivered within 10 days following receipt of such notice, such action or transaction constitutes a Section 14(d) Transaction with respect to such Regulated Holder, then the Company shall delay undertaking such Section 14(d) Transaction for the purpose of using its best efforts to agree on a manner in which to restructure such action or transaction in a manner reasonably satisfactory to the Company and such Regulated Holder so that it no longer would constitute a Section 14(d) Transaction. If the Company and such Regulated Holder are unable to agree, within 20 days of the delivery of such written opinion, upon a manner in which to so restructure such Section 14(d) Transaction, and such Section 14(d) Transaction is a bona fide action or transaction proposed by the Company in good faith, then the Company shall be permitted to undertake such Section 14(d) Transaction if prior to or concurrently with doing so, at the election of such Regulated Holder, the Company shall (i) cooperate with such Regulated Holder in any efforts by such Regulated Holder to dispose of some or all of such Warrants or Warrant Shares in a prompt and orderly manner, including providing (and authorizing such Regulated Holder to provide) financial and other information concerning the Company to any prospective purchaser of such Warrants or Warrant Shares sufficient in the written opinion of counsel to such Regulated Holder (which may be internal counsel) needed to prevent such Section 14(d) Transaction from causing the ownership of the capital stock or voting securities of such Regulated Holder to exceed the quantity of such capital stock as such Regulated Holder is permitted under Applicable Law to own or (ii) provide or cause to be provided for such Regulated Holder in connection with any such action or transaction a number of shares or other units of Equivalent Nonvoting Securities equal to the same number of Warrant Shares.

          (ii) If it becomes unlawful for any Regulated Holder to continue to hold some or all of the Warrants or Warrant Shares held by it, or restrictions are imposed on any Regulated Holder by Applicable Law which, in the reasonable judgment of such Regulated Holder, make it unduly burdensome to continue to hold such Warrants or Warrant Shares, the Company shall (i) cooperate with such Regulated Holder in any efforts by such Regulated Holder to dispose of some or all of such Warrants or Warrant Shares in a prompt and orderly manner, including providing (and authorizing such Regulated Holder to provide) financial and other information concerning the Company to any prospective purchaser of such Warrants or Warrant Shares and (ii) at the request of such Regulated Holder, take all steps (including using its best efforts to cause its Certificate to be amended) necessary to create an Equivalent Nonvoting Security with respect to the Warrant Shares then held by such Regulated Holder and permit such Regulated Holder to exchange Warrant Shares for the same number of shares or other units of such Equivalent Nonvoting Security.

         (e) Observation Rights of the Hold. The Company hereby covenants and agrees that the Company shall provide each of the Holders with reasonable notice of all meetings of the Board and meetings of committees which have been delegated any decision making authority by the Board. The Company shall invite or cause to be invited a representative of each of the Holders (each, an "Observer") to attend (in person or by telephone, at such Observer's option if the meeting is not a telephone meeting) each such meeting or committee meeting, provided that in the case of telephonic meetings conducted in accordance with Applicable Law, each of such Holders' representative will be given the opportunity to participate in such telephonic meetings. Each Observer shall be provided with all advance materials provided to the Board and such committee members at the same time that such Board and committee members are provided such information. Following any such meeting, the Company shall provide each Holder with copies of the agenda and minutes with respect thereto, whether or not an Observer participated in or attended such meeting. If the Company, the Board or any of the stockholders proposes to take any action by written consent in lieu of a meeting, the Board shall forward the form of such written consent to such representatives prior to its execution and at the same time as it is forwarded to, or prepared by, the Board or such stockholders.

         (f) Current Public Information. The Company will file all reports required to be filed by it under the 1933 Act and the 1934 Act and the rules and regulations adopted by the Commission thereunder, and will take such further action as any Holder may reasonably request, all to the extent required to enable such Holder to sell Warrant Shares pursuant to Rule 144 or Rule 144A adopted by the Commission under the 1933 Act. Upon request, the Company will deliver to any such Holder a written statement as to whether it has complied with such requirements.

         (g) Public Disclosures. The Company will not disclose any Holder's name or identity as an investor in the Company in any press release or other public announcement, unless such disclosure is required by Applicable Law or governmental regulations (including in connection with any filings under the 1933 Act and the 1934 Act) or by order of a court of competent jurisdiction in which case prior to making such disclosure the Company will give written notice to such Holder describing in reasonable detail the proposed content of such disclosure and will permit the Holder to review and comment upon the form and substance of such disclosure.

         (h) Certain Restrictions. The Company will not without the consent of the Requisite Holders, take any action, corporate or otherwise, the effect of which would be to alter, impair or affect adversely either the rights of the Holders or the duties and obligations of the Company under the Warrant Documents.

         (i) Specific Performance. Each Holder shall have the right to specific performance by the Company of the provisions of this Agreement, in addition to any other remedies it may have at law or in equity. The Company hereby irrevocably waives, to the extent that it may do so under Applicable Law, any defense based on the adequacy of a remedy at law which may be asserted as a bar to the remedy of specific performance in any action brought against the Company for specific performance of this Agreement by any Holder of the Warrants or Warrant Shares.

                                   SECTION 15.
                             AMENDMENTS AND WAIVERS

         (a) Consent of Holders. No amendment, modification, termination or waiver of any provision of this Agreement and the Warrant Certificates or consent to any departure by the Company therefrom, shall in any event be effective without the written concurrence of the Requisite Holders; provided however that without the consent of each Holder affected, no amendment, modification, termination or waiver may:

         (i)      make any change to the definition of "Requisite Holders";

         (ii)     make any change that adversely affects any Holder, or


         (iii) make any change in the foregoing amendment and waiver provisions; or

         (iv) make any change to Section 9, 11, 12 or 17 and the definitions relating thereto.

         In connection with any amendment, modification, termination or waiver under this Section 15, the Company may offer, but shall not be obligated to offer, to any Holder who consents to such amendment, modification, termination or waiver, consideration for such Holder's consent, so long as such consideration is offered pro rata to all Holders.

         (b) Solicitation of Holders. The Company will not effect any proposed amendment, modification, termination or waiver of any of the provisions of this Agreement or the Warrant Certificates unless each Holder (irrespective of the amount of Warrants or Warrant Shares then owned by it) shall be informed thereof by the Company prior to the effectuation thereof and shall be afforded the opportunity of considering the same and shall be supplied by the Company with information which is sufficient in the Company's reasonable discretion to enable such Holder to make an informed decision with respect thereto. Executed or true and correct copies of any amendment, modification, termination or waiver effected pursuant to the provisions of this Section 15 shall be delivered by the Company to each Holder of outstanding Warrants or Warrant Shares forthwith following the date on which the same shall have been executed and delivered by the Holder or Holders of the requisite percentage of outstanding Warrant Shares. Any failure by the Company to deliver such copies shall not, however, in any way impair or affect the validity of any such amendment, modification, termination or waiver.

         (c) Revocation and Effect of Consents. Until an amendment, modification, termination or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Warrant or Warrant Shares, even if notation of the consent is not made on any Warrant Certificate or stock certificate. However, any such Holder or subsequent Holder may revoke any such consent by notice to the Company received before the date on which the Requisite Holders have consented (and not theretofore revoked such consent) to such amendment, modification, termination or waiver.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, modification, termination or waiver, which record date shall be at least ten (10) Business Days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than ninety (90) days after such record date.

                                   SECTION 16.
                                    TRANSFERS

         (a) Permitted Transferees. Each Holder shall be permitted, subject to the provisions of subsection 16(c) below, to transfer any Warrants or Warrant Shares (and the rights relating thereto under this Agreement and the other Warrant Documents) to any Permitted Transferee.

         (b) Limitations on Transfers. In addition to the rights of transfer under Section 16(a), each Holder, subject to the provisions of subsections 16(c) below and the Equityholders, Agreement, shall be permitted to transfer any Warrants or Warrant Shares (and the rights relating thereto under this Agreement and the other Warrant Documents) to any other Person; provided that:

         (i) such transfer is made pursuant to a registration statement under the 1933 Act or Rule 144 promulgated under the 1933 Act; or

         (ii) such transfer is made to a Person pursuant to an exemption from the registration requirements of the 1933 Act; provided that if such transfer is being made pursuant to an exemption from such registration requirements, then:

                  (A) the applicable transferee (or, in the case of an account manager, the managed account on behalf of which the account manager is acting) is an "accredited investor" as defined in Regulation D promulgated under the 1933 Act; and

                  (B) such transferee represents to the Company in writing that it is acquiring such Warrants or Warrant Shares solely for its own account (or in the case of account managers, on behalf of managed accounts) and not as nominee or agent for any other Person (other than for such managed accounts, if applicable) and not with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the 1933
     Act), without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of said Warrants or Warrant Shares pursuant to a registration statement under the 1933 Act or pursuant to an exemption from the registration requirements of the 1933 Act, and subject, nevertheless, to the disposition of its property being at all times within its control.

         (c) Warrant Register. The Company shall promptly register the transfer of any outstanding Warrants in the Warrant register and any outstanding Warrant Shares in a share register to be maintained by the Company upon surrender thereof accompanied by a written instrument or instruments of transfer in form reasonably satisfactory to the Company, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant or Warrant Share, as the case may be, shall be issued and delivered with all reasonable dispatch to the transferee(s) and such transferee(s) shall be deemed to have become the Holder(s) of record of such Warrant or Warrant Share, as the case may be, and the surrendered Warrant or Warrant Share, as the case may be, shall be canceled and disposed of by the Company.

         (d) Transferees to be Bound. Each transferee acquiring Warrants or Warrant Shares pursuant to this Agreement shall agree (so long as any such Warrant Shares would continue to be Warrant Shares upon the consummation of such transfer) in writing to be bound by the provisions of this Agreement prior to or concurrently with any such acquisition of Warrants or Warrant Shares.

                                   SECTION 17.
                                PREEMPTIVE RIGHTS

         Except as provided in the last sentence of this Section 17, the Company shall not issue or sell any Equity Securities or sell any rights to subscribe for or options to purchase such Equity Securities for cash or debt, unless the Company shall first provide to each of the Holders notice (the "Issuance Notice") of its intent to offer such Equity Securities. The Issuance Notice shall contain (i) a description of the new Equity Securities, (ii) the total number of new Equity Securities authorized to be sold and (iii) the price and payment terms. Each Holder (or at the election of such Holder, any of its Affiliates) shall have the right (the "Preemptive Right"), to subscribe for and purchase the number of new Equity Securities as will enable such Holder (when taken together with any Affiliate to whom such Holder has transferred the Preemptive Right), immediately after giving effect to the proposed issuance and exercise of the preemptive rights by all other Persons with preemptive rights for the purchase of such new Equity Securities, to own Equity Securities (rounded to the nearest one thousandth of a whole share) as shall represent the same percentage of the aggregate number of Equity Securities outstanding on a Fully Diluted Basis as was owned by such Holder (when taken together with any Affiliate to whom such Holder has transferred the Preemptive Right), immediately prior to such issuance; provided, however, that any Holder or any of its Affiliates exercising such Preemptive Right shall have the option to elect to receive, in lieu of such new Equity Securities, the same type of Equity Securities that such Holder or such Affiliate currently owns or has the right to acquire pursuant to any existing warrant, option or other right or any other Equivalent Nonvoting Security acceptable to such Holder or such Affiliate. Any Holder or any of its Affiliates may exercise such Preemptive Right, in whole or in part, on the terms and conditions and for the purchase price per Equity Security set forth in the Issuance Notice (subject to such Holder's and such Affiliate's right to elect to receive the same type of securities currently owned or acquirable by such Holder or such Affiliate or to receive an Equivalent Nonvoting Security), by giving to the Company notice to such effect, within fifteen (15) days after the giving of the Issuance

Notice. If any Holder or any of its Affiliates does not exercise such Holder's Preemptive Right or does not purchase the full number of new Equity Securities to which it is entitled, the new Equity Securities not so purchased shall be allotted successively among the Holders desiring to purchase such new Equity Securities, according to their then respective ownership interest in the Company (determined on a Fully Diluted Basis and assuming for purposes of this Section 17 that all outstanding Warrants have been exercised, whether or not then exercisable), without regard to the ownership interests of the non-exercising Holders, at the time of each successive allotment (after giving effect to acquisitions under prior allotments), until the earliest to occur of (i) all of the new Equity Securities offered have been purchased, (ii) each Holder has purchased and received the full number of new Equity Securities that it desires to purchase and (iii) 45 days following the date of the Issuance Notice. Upon the earliest to occur of (i), (ii) and (iii) in the preceding sentence and for a period of 180 days thereafter, the Company shall have the power to issue and sell any or all of the new Equity Securities referred to in the applicable Issuance Notice as to which no Preemptive Right has been exercised, but only upon the terms and conditions and for a purchase price not lower than the purchase price set forth in the Issuance Notice. The Company shall not have the power to issue or sell any Equity Securities after the expiration of such 180-day period unless the Company again gives an Issuance Notice and complies with the other provisions of this Section 17 with respect thereto. Each Holder or any of its Affiliates electing to purchase new Equity Securities shall tender the purchase price therefor within thirty (30) days from the date of the Issuance Notice. Notwithstanding the foregoing, the Preemptive Right shall not apply to (i) any issuance pursuant to the exercise of the Warrants, (ii) up to 50,000 shares of Common Stock (as adjusted from time to time in connection with any stock split, subdivision, reclassification or combination of the Company's outstanding shares of Common Stock) to directors, officers, consultants or employees of the Company pursuant to the Company's Stock Option Plan, dated as of the date hereof, (iii) capital stock to Independent Third Parties in connection with a merger, acquisition, plan of exchange or consolidation of another company, (iv) any sale of securities to be issued pursuant to a registration statement filed pursuant to the Securities Act with the Securities and Exchange Commission, (v) Common Stock repurchased from the Executives (as defined in the Stockholders Agreement, dated and as in effect on the date hereof, among the Company and the Stockholders a party thereto) pursuant to their respective employment agreements and subsequently reissued or (vi) any Common Stock issued upon the conversion of any convertible security or upon the exercise of any right, option or warrant, in each case only to the extent that the Company shall have complied with, and given each Holder the opportunity to exercise its Preemptive Rights with respect to, the original issuance of the Equity Securities for which such Common Stock are being issued pursuant to.

                                   SECTION 18.
                                  MISCELLANEOUS

         (a) Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and shall be made by personal service, telecopy, United States mail or reputable courier service:

         (i) if to the Purchaser or subsequent Holder, at the address or telecopy number set forth on the signature pages to this Agreement, or such other address as shall be designated in a written notice delivered to the Company; and

         (ii) if to the Company, at the address or telecopy number set forth on the signature pages to this Agreement, or such other address as shall be designated in a written notice delivered to the other parties hereto.

         Unless otherwise specifically provided herein, any notice or other communication shall be deemed to have been given when delivered in person or by courier service, upon receipt of telecopy, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed.

         (b) Failure or Indulgence Not Waiver: Remedies Cumulative. No failure or delay on the part of any Holder in the exercise of any power, right or privilege hereunder or under any other Warrant Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Warrant Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         (c) Severability. In case any provision in or obligation under this Agreement or the Warrant Certificates shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         (d) Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

         (e) Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         (f) Successors and Assigns. This Agreement shall be binding on the parties hereto and their respective successors and assigns and shall insure to the benefit of the parties hereto and the successors and assigns of each Holder.

         (g) Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

         (h) Survival of Representations and Warranties. Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement, the Warrants and the Warrant Shares and the transfer by each Holder of any Warrant or Warrant Shares or any portion thereof or interest therein, and may be relied upon by each Holder regardless of any investigation made at any time by or on behalf of each Holder. This Agreement, the Subordinated Loan Agreement, the Warrant Certificates and the Stockholders Agreement embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings, if any, relating to the subject matter hereof.

         (i) Holder of Warrant Not a Stockholder. Prior to the exercise of a Warrant, no Holder, except as specifically provided herein or in the Warrant, shall be entitled to any of the rights of, or be deemed to be, a stockholder.

         (j) Subordinated Loan. It is recognized and agreed that, for U.S. Federal, state and local income tax purposes, (a) each of the Company and PCF shall treat the Warrants issued to PCF as having been issued with an aggregate fair market value of $117,570; and (b) the determination of the issue price of the indebtedness arising under the Subordinated Loan Agreement and the Notes issued thereunder (the "Subordinated Loan Debt"), after taking the Warrants into account will result in such Subordinated Loan Debt having been issued with original issue discount ("OID") within the meaning of Section 1273 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations issued thereunder, equal to $117,570 (and the Company agrees that it shall not claim any OID in excess of such amount with respect to the Subordinated Loan Debt).

         (k) Pro Rata Purchase. If at any time the Company or any of its non-stockholder Affiliates shall offer to purchase any Equity Securities, the Company shall make each offer pro rata to all Holders of Warrant Shares and Warrants, and any purchase shall be allocated pro rata among the Holders of Warrant Shares and Warrants accepting the offer to purchase.

                                   * * * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


Notice Address:                                   THANE INTERNATIONAL, INC.

78-140 Calle Tampico
La Quinta, CA 92253                               By:  /s/William F. Hay
Attention: William Hay                               ---------------------------
Telephone:                                           Name: William F. Hay
Facsimile:                                           Title


         with a copy to:

         HIG Infomercial Company
         c/o HIG Capital Management, Inc.
         1001 Brickell Bay Drive, Suite 2708
         Miami, Florida 33131
         Attention: Federico Sanchez
         Telephone: 903-935-3680
         Facsimile: 903-934-9915

Notice Address:                                   PARIBAS CAPITAL FUNDING LLC


787 Seventh Avenue                                By:  /s/illegible
New York, New York 10019                             ---------------------------
Attention: Joseph Kaufman                            Name:
Telephone: 212-841-2000                              Title:
Facsimile: 212-841-2144


         with a copy to:

         Kirkland & Ellis
         200 East Randolph Drive
         Chicago, Illinois 60601
         Attention: Christopher Butler, Esq.
         Telephone: 312-861-2000
         Facsimile: 312-861-2200



                       [WARRANT AGREEMENT SIGNATURE PAGE]